UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 5, 2006

Valera Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51768	13-4119931
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7 Clarke Drive, Cranbury, New Jersey		08512
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(609) 235-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2006, Valera Pharmaceuticals, Inc. (the "Company") entered into an Amended and Restated Executive Employment Agreement (the "Employee Agreement") with David S. Tierney, M.D., the Company's President and Chief Executive Officer. Under the Employee Agreement, Dr. Tierney will continue to serve as the President and Chief Executive Officer of the Company for the period commencing on July 5, 2006 through July 5, 2009, afterwhich the Employee Agreement shall automatically renew for additional one-year periods, unless sooner terminated. In addition, and for no additional consideration, Dr. Tierney will serve as a member of the Company's Board of Directors to the extent elected by the shareholders of the Company and consistent with the by-laws of the Company as they may be amended from time-to-time.

Dr. Tierney will be paid an annual base salary of $350,000 and will be eligible to participate in any annual bonus program established by the Company's Board of Directors and benefit plans and programs that are generally available to other employees of the Company. The Company's Board of Directors (excluding Dr. Tierney if he is a Director) will review the performance of Dr. Tierney annually and make appropriate adjustments to Dr. Tierney's base salary. The Employee Agreement provides that Dr. Tierney's employment may be terminated by the Company with or without cause and by Dr. Tierney with or without good reason.

In the event Dr. Tierney's employment is terminated as a result of his death or permanent disability, Dr. Tierney and/or his spouse or dependents, as applicable, will receive 24 months in the case of death and 29 months in the case of permanent disability, of healthcare and dental insurance continuation at the Company's expense.

In the event Dr. Tierney's employment is terminated by the Company without cause or by him for good reason, Dr. Tierney will receive any earned and accrued but unpaid annual bonus and the continuation of his then current base salary until the last day of the 12-month period following the date of such termination; provided that if such termination occurs within 30 days prior to, or one year following, a change in control, Dr. Tierney will continue to receive his then current base salary for the 24-month period following the date of such termination and will receive a bonus equal to two times the highest annual bonus received by him during the three most recently completed fiscal years of the Company.

In connection with the Employee Agreement, Dr. Tierney also entered into an employee confidentiality and non-competition agreement with the Company, which is attached to the Employee Agreement as Exhibit A thereto, setting forth his obligation not to compete with or disclose any confidential Company information.

The description of the Employee Agreement is qualified by reference to the complete Employee Agreement attached to this Report on Form 8-K as Exhibit 10.1 and which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valera Pharmaceuticals, Inc.

July 10, 2006	By:	/s/ Andrew T. Drechsler

Name: Andrew T. Drechsler
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement by and between Valera Pharmaceuticals, Inc. and David S. Tierney, M.D. dated July 5, 2006